SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                               FORM 8-K


                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                    Date of Report:  April 8, 1997





                            MEDIMMUNE, INC.
        (Exact name of registrant as specified in its charter)



                   Commission File Number:  0-19131


          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD        20878
    (Address of principal executive offices)          (Zip Code)


   Registrant's telephone number, including area code (301) 417-0770


             No Exhibits are being filed with this report


CytoGam is a registered trademark and
RespiGam is a trademark of the Company.




                            MEDIMMUNE, INC.
                      Current Report on Form 8-K



ITEM 5.  OTHER EVENTS


MedImmune, Inc. reported the information contained in the following press release dated April 8, 1997.




     MEDIMMUNE REPORTS THIRD SET OF CLINICAL RESULTS EVALUATING MEDI-493

Gaithersburg, MD, April 8, 1997 -- MedImmune, Inc. (Nasdaq:MEDI) today released its third set of results compiled from recently completed clinical studies evaluating MEDI-493, a humanized monoclonal antibody being developed for use in combating pneumonia and bronchiolitis caused by respiratory syncytial virus (RSV). In a dose-escalating, multi-center Phase 1/2 trial, known as CP011, MedImmune evaluated the safety, tolerance and pharmacokinetics of MEDI-493. In this trial, the first to evaluate monthly, intramuscular administration of MEDI-493 in infants, MEDI-493 was found to be generally safe and well-tolerated at all dose levels.

Data from the Company's first four Phase 1 clinical studies of MEDI-493 in adult volunteers (called, respectively, 94-1a, 94-1b, 94-1c and CP007) as well as from a placebo-controlled intravenous Phase 1/2 study in infants (CP005) have been disclosed previously in two press releases. The Company expects to report results from three additional Phase 1/2 studies (CP009, CP012 and CP013) as data analyses are completed over the next few months. Additionally, results from an ongoing pivotal Phase 3 clinical trial (IMpact-RSV) are expected to be released in the third quarter 1997.

CP011 was conducted at nine medical centers in the United States, Panama and Costa Rica. A total of 65 infants with a history of prematurity (i.e., less than or equal to 35 weeks gestation) or a lung condition called bronchopulmonary dysplasia (BPD) were assigned to receive monthly doses of MEDI-493 at 5 mg/kg (n=11), 10 mg/kg (n=6) or 15 mg/kg (n=48) for up to 5 doses.

No apparent differences in adverse events were observed between patients in the three dose groups. Within seven days, blood levels of MEDI-493 were consistent with those seen in a previously reported Phase 1/2 clinical trial of MEDI-493 given by intravenous administration. Doses of 10 and 15 mg/kg maintained serum levels exceeding the target range of 25 to 30 ug/ml throughout the dosing interval. This level has been associated with a 99 percent reduction of RSV in the lungs of cotton rats, the same target used in the development of RespiGam (Respiratory Syncytial Virus Immune Globulin Intravenous (Human)) for the same indication (please see full prescribing information). Certain additional clinical parameters were monitored for safety purposes such as incidence of RSV-associated hospitalizations (2/11, 0/6 and 0/48 in the groups receiving 5, 10 and 15 mg/kg, respectively).

RSV is the most common cause of lower respiratory infections in infants and children worldwide. RSV outbreaks typically occur during the late fall, winter and early spring. Healthy children and individuals with adequate immune systems often acquire a benign chest cold when infected with RSV. In contrast, premature infants and children with a chronic lung condition called bronchopulmonary dysplasia (BPD) are at increased risk for acquiring severe RSV disease (pneumonia and bronchiolitis), often requiring hospitalization. In the United States alone, over 90,000 children are hospitalized and 4,500 die from RSV disease annually. The cost of treating a high-risk child hospitalized for RSV can be over $70,000.

MedImmune currently markets RespiGam for the prevention of serious RSV disease in certain high-risk infants. Unlike RespiGam, which is given by a two to four hour intravenous infusion, MEDI-493 has been administered in a shorter infusion or by intramuscular injection. Consequently, if successfully developed, MEDI-493 has the potential to enhance patient care, reduce costs associated with drug administration and improve convenience for parents, physicians and nurses. Taken together, these benefits provide the potential to reach a broader population of children with MEDI-493 than with RespiGam.

MEDI-493, a humanized monoclonal antibody, binds to a protein on the surface of RSV which is necessary for the virus to infect cells. In laboratory experiments, MEDI-493 has been shown to neutralize all strains of RSV tested and to prevent infection in cotton rats. Studies in cotton rats, widely thought to be the best model of RSV infection in humans, have shown that MEDI-493 is 50 to 100 times more potent than RespiGam allowing the same anti-viral effect to be delivered in a much smaller volume. To date, MedImmune has retained exclusive worldwide marketing and manufacturing rights to MEDI-493.

The IMpact-RSV trial is a double-blind, placebo-controlled, Phase 3 trial being conducted at 139 medical centers in the United States, Canada and the United Kingdom. IMpact-RSV is designed to evaluate the safety and efficacy of MEDI-493 for the prevention of serious RSV disease in high-risk infants. A total of 1,502 children were randomized to receive MEDI-493 (15mg/kg) or placebo by intramuscular injection approximately every 30 days from November to April for a total of up to five injections. The primary endpoint of the trial is the incidence of RSV hospitalization (confirmed by RSV antigen test).

RespiGam is a polyclonal antibody licensed by the FDA in January 1996 for prevention of serious lower respiratory tract infection caused by RSV in children under 24 months of age with BPD or a history of premature birth (i.e., less than or equal to 35 weeks gestation). RespiGam is the only product demonstrated to be safe and effective in reducing incidence and duration of RSV hospitalization and severity of RSV illness in these high-risk infants (please see full prescribing information). RespiGam is marketed in the United States by MedImmune together with the Wyeth-Lederle Vaccines and Pediatrics sales force of Wyeth-Ayerst Laboratories (a division of American Home Products Corporation; NYSE:AHP). MedImmune has established a collaboration with Baxter Healthcare Corporation (a division of Baxter International; NYSE:BAX) for commercialization of RespiGam outside of North America.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. MedImmune currently markets two products through its hospital-based sales force and has six new product candidates in clinical trials. RespiGam is manufactured by Massachusetts Public Health Biologic Laboratories. MedImmune is located in Gaithersburg, MD.

This announcement may contain, in addition to historical information, certain forward looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission. MedImmune cautions that the safety and effectiveness of MEDI-493 have not been demonstrated and the outcome of the IMpact-RSV trial cannot be predicted. Accordingly, there can be no assurance that MEDI-493 will be licensed for marketing by regulatory authorities.



                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MEDIMMUNE, INC.
                              Registrant)



Date:  April 8, 1997          David M. Mott
                              President and Chief Operating Officer
                              (Principal financial and
                              accounting officer)